UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

Mallinckrodt public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Damastown, Mulhuddart

Dublin 15, Ireland

(Address of principal executive offices)

+353 (1) 880-8180

(Registrant’s telephone number, including area code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Preferred Share Purchase Rights	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Each Class)

Item 1.	Description of Securities To Be Registered.

Item 1 of the Registration Statement is hereby amended and supplemented by adding the following:

On April 23, 2014, Mallinckrodt plc (the “Company”) and Computershare Trust Company, N.A., as Rights Agent, pursuant to resolutions adopted by the Company’s Board of Directors, amended the Rights Agreement, dated as of June 28, 2013 (the “Rights Agreement Amendment”). A copy of the Rights Agreement Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.	Exhibits.

4.1	Amendment to the Rights Agreement, dated as of April 23, 2014, between Mallinckrodt plc and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to Mallinckrodt plc’s Form 8-K filed on April 24, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 24, 2014

MALLINCKRODT PUBLIC LIMITED COMPANY

By:	/s/ Peter G. Edwards
	Name:	Peter G. Edwards
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment to the Rights Agreement, dated as of April 23, 2014, between Mallinckrodt plc and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to Mallinckrodt plc’s Form 8-K filed on April 24, 2014).